Exhibit 4.2

NUMBER	NUMBER
C-
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 36360F 105

GX ACQUISITION CORP. II

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

GX ACQUISITION CORP. II
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of Class A common stock if it is unable to complete a business combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated                        , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	[Corporate Seal] Delaware	Chief Financial Officer

GX ACQUISITION CORP. II

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                    hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated                   , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Corporation’s amended and restated certificate of incorporation, as the same may be amended from time to time (such date being referred to herein as the “Last Date”), (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by the Last Date, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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